Exhibit 99

To:	Randy Rudisill Chairman of the Board FNBH

Please accept my resignation from the Board of First National Bank in Howell and FNB Corp effective August 30, 2009. This resignation is as a result of my disagreement with management and board decisions, actions, and inactions.

Yours truly,

Dona Scott Laskey